EXHIBIT 5.01


                   [Letterhead of Davis Polk & Wardwell]


                                                       September 22, 1998


Commonwealth Telephone Enterprises, Inc.
105 Carnegie Center
Princeton, New Jersey 08540

Ladies and Gentlemen:

               We have acted as special counsel to Commonwealth Telephone Enterprises, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of Convertible Debt Securities which may be issued by the Company from time to time (the "Notes"). The Notes will be issued under an indenture, substantially in the form filed as an exhibit to the Registration Statement (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

               We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have relied upon the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.

               Based upon the foregoing and subject to the other limitations, qualifications and assumptions set forth herein, we are of the opinion that, assuming the Company has duly authorized the Notes, when the Company has duly executed and delivered the Indenture and the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (B) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

               We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to any related supplemental Registration Statement filed pursuant to Rule 462 (b) of the Securities Act and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

               The opinions expressed herein are solely for your benefit and may not be relied upon for any purpose except as specifically provided for herein, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                             Very truly yours,

                                             /s/ Davis Polk & Wardwell